Section 906 Certification

Vincent Esposito, Chief Executive Officer, and Joseph Malone, Chief Financial Officer, of Aberdeen Global Income Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2008 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Global Income Fund, Inc.	Aberdeen Global Income Fund, Inc.

/s/ Vincent Esposito	/s/ Joseph Malone
Vincent Esposito	Joseph Malone

Date: June 27, 2008	Date: June 27, 2008